UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                               FORM 8-K

                                                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

                                                            December 15, 2003

(Date of earliest event reported)

                                                                    LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

              California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

                                      395 West Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: Not applicable.

Item 8.  Change in Fiscal Year

On December 15, 2003, LOGIC Devices Incorporated (the "Company") elected to change its fiscal year to a fiscal year ending September 30. Previously, the Company's fiscal years were comprised of 52 weeks of seven days, each beginning on Monday and ending on Sunday, with the most recent fiscal year ending September 28, 2003, and its fiscal quarters were comprised of exactly 13 weeks. Therefore, the Company's fiscal years consisted of only 364 days.

As a result of this change, the Company's fiscal years will be comprised of 365 days or, in leap years such as 2004, 366 days with each fiscal quarter ending at the end of a calendar quarter. The Company's current fiscal year will end September 30, 2004 rather than September 26, 2004. The additional four days will be included in the Company's first quarter for fiscal 2004 and reported in the Company's Quarterly Report on Form 10-Q for such quarter.  The Company will not file a transition report as a result of this change in fiscal year-end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: December 18, 2003	By: /s/ William J. Volz
William J. Volz
President and Chief Executive Officer

Date: December 18, 2003	By: /s/ Gary C. Schaefer
Gary C. Schaefer
Chief Financial Officer and Principal Accounting Officer